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VANECK FUNDS

AMENDMENT NO. 36

TO

THE AMENDED AND RESTATED MASTER TRUST AGREEMENT

Amendment No. 36 (the "Amendment") to the Amended and Restated Master Trust Agreement dated February 6, 1992, as amended (the "Agreement"), of VanEck Funds (the "Trust"), made at New York, New York, this 1st day of May, 2020.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended from time to time, as long as such amendment does not adversely affect the rights of any shareholder, and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust (the "Trustees");

WHEREAS, Section 4.1 of the Agreement provides that the Trustees may establish and designate Sub-Trusts of the Trust and classes thereof;

WHEREAS, on December 17, 2019, a majority of the Trustees voted to re-designate the "Unconstrained Emerging Markets Bond Fund" as "Emerging Markets Bond Fund" effective on or about May 1, 2020;

WHEREAS, on March 20, 2020, a majority of the Trustees voted to convert all Class C shares of the Unconstrained Emerging Markets Bond Fund (the "Fund") into Class A shares of the Fund effective on or about May 1, 2020;

WHEREAS, a majority of the Trustees have duly approved this Amendment to the Agreement and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

NOW, THEREFORE, the initial paragraph of Article IV, Section 4.2 of the Agreement is hereby amended to read in its entirety as follows:

> "Section 4.2. Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following eleven Sub-Trusts: Emerging Markets Fund (Class A, Class C, Class I, Class T, Class Y and Class Z), Global Hard Assets Fund (Class A, Class C, Class I, Class Y and Class T), International Investors Gold Fund (Class A, Class C, Class I, Class Y and Class T), Multi-Manager Alternatives Fund (Class A, Class C, Class I and Class Y), CM Commodity Index Fund (Class A, Class I, Class Y and Class T), Emerging Markets Bond Fund (Class A, Class I, Class Y and Class T), Long/Short Equity Index Fund (Class A, Class C, Class I, Class Y and Class T), VanEck NDR Managed Allocation Fund (Class A, Class I, Class Y and Class T), VanEck Morningstar Wide Moat Fund (Class A, Class I and Class Z), VanEck China Fund (Class A, Class I, Class Y and Class Z) and VanEck Emerging Markets ex-China Fund (Class A, Class I, Class Y and Class Z). Shares of each such Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall, unless

the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same, have the same relative rights and preferences."

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

Jonathan R. Simon, Secretary

STATE OF NEW YORK)

)

COUNTY OF NEW YORK)

Then personally appeared the above-named Jonathan R. Simon and acknowledged this instrument to be his free act and deed this 1st day of May, 2020.

NOTARY PUBLIC

GINA M. GOMES
NOTARY PUBLIC, STATE OF NEW YORK
Registration No. 01GO5038685
Qualified in Richmond County
Commission Expires January 30, 2023

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

May 04, 2020 11:17 AM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth